Exhibit 10.2


                         SERVICES AGREEMENT AMENDMENT #1

This Amendment (#1), dated June 1st, 2007 ("the Amendment Date"), is between Matthew E. Oakes ("OAKES" or "the Executive") and Direct Insite Corp. ("DIRI"), and amends the Services Agreement between the parties dated August 1st, 2006, (the "Agreement").

                                    RECITALS

WHEREAS, DIRI and OAKES entered into the Agreement and now desire to amend the Agreement in certain respects, with this Amendment to be effective on and after June 1st, 2007, (the "Amendment Effective Date");

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, DIRI and OAKES agree to amend the sections of the Agreement as follows:

3. Term. Subject to earlier termination on the terms and conditions hereinafter provided, the term of this Services Agreement shall be from August 1st, 2006 until December 31st, 2010.

4. Compensation. For all services rendered by Oakes under this Agreement, compensation shall be paid to Oakes as follows:

     (a) Effective the date of this Amendment and for the remaining term of the Agreement Oakes shall receive $15,500 per month as compensation. Prior stock option awards to purchase shares of Direct Insite Corp. common stock shall continue to vest ratably on a monthly basis to July 31st, 2008. Effective August 1st, 2008 until December 31st, 2010 Oakes shall receive a monthly stock grant in the amount of 5,000 shares of Direct Insite Corp. restricted common stock, such restriction shall be removed upon termination of this Agreement as set forth below. As further consideration, Oakes shall receive a $25,000 cash bonus to be paid upon execution of this Amendment.

6. Severance Benefits.

     c) The severance benefits under this section in the event of 1.) termination by the Company without cause or 2.) by Oakes for Good Reason within twelve months following a "Change of Control," as defined in Section 14 of the Agreement, shall consist of the immediate vesting of all unvested shares of common stock and options, and the removal of any restriction upon any shares of common stock held in Oakes's name. "Good Reason" is defined as (i) a material reduction of the Executive's authority, duties or responsibilities and the Executive has provided the Company with reasonable notice and an opportunity to cure, (ii) a reduction in the Executive's base salary or (iii); any failure of the Company materially to comply with and satisfy the terms of this Agreement. In the event of termination for cause by the Company or voluntary termination without good reason by Oakes, unvested restricted stock amounts shall be forfeited.

     d) In the event that Company elects to terminate this agreement without cause then as severance the Company will make a lump sum payment to Oakes of twelve months salary, payable on the date of termination of this Agreement.

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Definitions.  Capitalized  terms  used  in  the  Amendment,  to the  extent  not otherwise defined in this Amendment, shall have the same meanings as in the Agreement.

Ratifications. The terms and provision set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in the Agreement. The terms and provisions of the Agreement, as expressly modified and superseded by this Amendment, are ratified and confirmed and shall continue in full force and effect, and shall continue to be legal, valid, binding and enforceable obligations of the parties.

Counterparts. This Amendment may be executed in several counterparts, all of which taken together shall constitute a single agreement between the parties.

IN WITNESS WHEREOF, OAKES and DIRI have caused this Amendment to be executed as of the date first set forth above.

ACCEPTED AND AGREED TO BY:

DIRECT INSITE CORP.                         OAKES

By: /s/ Michael Beecher                     By:  /s/ Matthew E. Oakes
Name:   Michael Beecher                     Name:   Matthew E. Oakes
Title:  CFO                                 Title: EVP & COO
Date:   8/22/07                             Date:  8/22/07